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                                                                        Ex 99-01

                            RESIDUAL VALUE OBLIGATION

            QUARTERLY CERTIFICATE FOR THE QUARTER ENDED JUNE 30, 2001

The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

Securitization Distribution Dates during quarter:                        April 16, 2001     May 15, 2001   June 15, 2001

Allocation Dates during quarter:                                         April 17, 2001     May 16, 2001   June 16, 2001

Payment Date during quarter:                                                                                          NA

AFCC Amount at beginning of quarter:                                                                       $ 495,427,674

AFCC Amount at end of quarter:                                                                             $ 514,239,412

=========================================================================================================================

ON THE PAYMENT DATE DURING THE QUARTER:

Accrued RVO Payment Amount as of the immediately preceding Allocation Date:                                $          --

Interest accrued on Accrued RVO Payment Amount since immediately preceding
Allocation Date:                                                                                           $          --

Accrued RVO Payment Amount as of such Payment Date:                                                        $          --

Number of RVO's outstanding as of the applicable record date                                               N/A

Payment per RVO:                                                                                           $          --

=========================================================================================================================

AS OF THE FIRST ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:

        Residual Cash Flow Allocated for current period                                                               --

        Cumulative Residual Cash Flow not covered by allocation (to be carried forward)                    $ (15,386,539)

        Excess Litigation Reserve allocated:                                                               $          --

RVO EXPENSES:

        Residual Cash Flow allocated to RVO Expenses:                                                      $          --

        Cumulative RVO Expenses not covered by allocation (to be carried forward):                         $          --

LITIGATION EXPENSES:

        Residual Cash Flow allocated to Litigation Expenses:                                               $          --

        Cumulative Litigation Expenses not covered by allocation (to be carried forward):                  $     416,826

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
AFCC AMOUNT:

        AFCC Amount at end of immediately preceding Allocation Date:                                       $ 495,427,674

               plus:  AFCC Interest added on immediately preceding Securitization
                      Distribution Date:                                                                   $   6,192,846

               less: Residual Cash Flow allocated to AFCC Amount:                                          $          --

        AFCC Amount after allocation:                                                                      $ 501,620,520

ACCRUED RVO PAYMENT AMOUNT:

        Residual Cash Flow allocated to Accrued RVO Payment Amount on such
        Allocation Date:                                                                                   $          --

               plus:  cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most
                      recent Payment Date on which RVO Payments were made:                                 $          --

        Accrued RVO Payment Amount on such Allocation Date:                                                $          --

=========================================================================================================================

AS OF THE SECOND ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:

        Residual Cash Flow allocated for current period                                                               --

        Cumulative Residual Cash Flow not covered by allocation (to be carried forward)                    $ (17,941,471)

        Excess Litigation Reserve allocated:                                                               $          --

RVO EXPENSES:

        Residual Cash Flow allocated to RVO Expenses:                                                      $          --

        Cumulative RVO Expenses not covered by allocation (to be carried forward):                         $          --

LITIGATION EXPENSES:

        Residual Cash Flow allocated to Litigation Expenses:                                               $          --

        Cumulative Litigation Expenses not covered by allocation (to be carried forward):                  $     430,142

AFCC AMOUNT:

        AFCC Amount at end of immediately preceding Allocation Date:                                       $ 501,620,520

               plus:  AFCC Interest added on immediately preceding Securitization
                      Distribution Date:                                                                   $   6,270,257

               less:  Residual Cash Flow allocated to AFCC Amount:                                         $          --

        AFCC Amount after allocation:                                                                      $ 507,890,777

ACCRUED RVO PAYMENT AMOUNT:

        Residual Cash Flow allocated to Accrued RVO Payment Amount on such
        Allocation Date:                                                                                   $          --

               plus:  cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most
                      recent Payment Date on which RVO Payments were made:                                 $          --

        Accrued RVO Payment Amount on such Allocation Date:                                                $          --

=========================================================================================================================

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AS OF THE THIRD ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:

        Residual Cash Flow allocated for current period                                                               --

        Cumulative Residual Cash Flow not covered by allocation (to be carried forward)                    $ (20,720,876)

        Excess Litigation Reserve allocated:                                                               $          --

RVO EXPENSES:

        Residual Cash Flow allocated to RVO Expenses:                                                      $          --

        Cumulative RVO Expenses not covered by allocation (to be carried forward):                         $          --

LITIGATION EXPENSES:

        Residual Cash Flow allocated to Litigation Expenses:                                               $          --

        Cumulative Litigation Expenses not covered by allocation (to be carried forward):                  $     441,030

AFCC AMOUNT:

        AFCC Amount at end of immediately preceding Allocation Date:                                       $ 507,890,777

               plus:  AFCC Interest added on immediately preceding Securitization
                      Distribution Date:                                                                   $   6,348,635

               less:  Residual Cash Flow allocated to AFCC Amount:                                         $          --

        AFCC Amount after allocation:                                                                      $ 514,239,412

ACCRUED RVO PAYMENT AMOUNT:

        Residual Cash Flow allocated to Accrued RVO Payment Amount on such
        Allocation Date:                                                                                   $          --

               plus:  cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most
                      recent Payment Date on which RVO Payments were made:                                 $          --

        Accrued RVO Payment Amount on such Allocation Date:                                                $          --

=========================================================================================================================